EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-163431 and No. 333-171778) of Hallador Energy Company, of our report dated March 2, 2012, on the consolidated financial statements of Hallador Energy Company which appears in this Form 10-K for the year ended December 31, 2011.

/s/Ehrhardt Keefe Steiner & Hottman PC

March 2, 2012
Denver, Colorado